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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Government Securities Income Fund--Monthly Payment U.S. Treasury Series--1

We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 2-81969 of our opinion dated June 6, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'How The Fund Works--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 30, 1999